EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-85217 and 333-120960 on Form S-8 of our report dated April 10, 2006, relating to the financial statements of Stage Stores, Inc. (the "Company") and management’s annual report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of the Company for the year ended January 28, 2006.

/s/ DELOITTE & TOUCHE, LLP
Houston, Texas
April 12, 2006